As Filed With the Securities and Exchange Commission on June 3, 2015

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-1318953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

ENERGOUS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

ENERGOUS CORPORATION 2015 PERFORMANCE SHARE UNIT PLAN

INDUCEMENT RESTRICTED STOCK UNIT AWARD AGREEMENTS ISSUED TO COMPANY EMPLOYEES ON MAY 21, 2015

(Full title of the plans)

Stephen R. Rizzone

Chief Executive Officer

Energous Corporation

3590 North First Street, Suite 210

San Jose, CA 95134

(Name and address of agent for service)

(408) 963-0200

(Telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Employee Stock Purchase Plan Common Stock, par value $0.00001 per share	600,000	$7.87	(2)	$4,722,000	$608.20
2015 Performance Share Unit Plan Common Stock, par value $0.00001 per share	1,310,104	$7.87	(2)	$10,310,518	$1,328.00
Restricted Stock Unit Award Agreements Common Stock, par value $0.00001 per share	205,081	$7.87	(2)	$1,613,987	$207.89
Total Registration Fee	2,115,185			$16,646,505	$2,144.09

________________________

(1)	In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices for the Common Stock on June 1, 2015 as reported on The Nasdaq Capital Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by this Item 1 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by Energous Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed on March 30, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 as filed on May 13, 2015;

•	Current Reports on Form 8-K filed on April 9, 2015, May 20, 2015 and May 22, 2015; and

•	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on March 26, 2014, including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Company is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation of Energous Corporation, a Delaware corporation.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

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Article IX of the Company’s Amended and Restated Certificate of Incorporation states that the Company’s directors shall not be personally liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Article X of the Company’s Amended and Restated Certificate of Incorporation authorizes the Company, to the fullest extent permitted by applicable law, to provide indemnification of (and advancement of expenses to) the Company’s directors, officers, employees and agents (and any other persons to which the Delaware General Corporation Law permits us to provide indemnification) through bylaw provisions, agreements with such directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by the Delaware General Corporation Law, with respect to actions for breach of duty to this corporation, its stockholders, and others.

Article VI of the Company’s Bylaws provides that the Company shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of the Company’s directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. The right to indemnification conferred by Article VI is a contract right and includes the right to be paid by the Company the expenses incurred in defending any action or proceeding for which indemnification is required or permitted following authorization thereof by the Board of Directors shall be paid in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in Article VI. The Company maintains insurance, at its expense, to protect the Company and any of our directors, officers, employees or agents against any such expense, liability or loss, whether or not we have the power to indemnify such person.

As permitted by the DGCL, the Company has entered into indemnification agreements with each of its directors and executive officers that require the Company to indemnify such persons against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. The Company intends to indemnify directors and executive officers against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of such directors or executive officers and for any expenses actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. The Company also intends to advance to its directors and executive officers expenses (including attorney’s fees) incurred by such directors and executive officers in advance of the final disposition of any action after the receipt by the Company of a statement or statements from directors or executive officers requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors or executive officers, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the Company.

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The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the Company of any action in connection with which a director or executive officer seeks indemnification or advancement of expenses from the Company and provisions concerning the determination of entitlement to indemnification or advancement of expenses.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 3, 2015.

ENERGOUS CORPORATION

By:  /s/ Stephen R. Rizzone

Stephen R. Rizzone

Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen R. Rizzone and Howard Yeaton his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Stephen R. Rizzone	Chief Executive Officer and Director	June 3, 2015
Stephen R. Rizzone	(Principal Executive Officer)

/s/ John Gaulding	Chairman of the Board	June 3, 2015
John Gaulding

./s/ Michael Leabman	Chief Technology Officer and Director	June 3, 2015
Michael Leabman

./s/ Howard Yeaton	Interim Chief Financial Officer	June 3, 2015
Howard Yeaton	(Principal Financial and Accounting Officer)

/s/ Robert Griffin	Director	June 3, 2015
Robert Griffin

/s/ Rex Jackson	Director	June 3, 2015
Rex Jackson

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FORM S-8

REGISTRATION STATEMENT

ENERGOUS CORPORATION

EXHIBITS

Item 8

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of Energous Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-193522) filed on March 13, 2014)

4.2	Amended and Restated Bylaws of Energous Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-193522) filed on March 13, 2014)

4.3	Energous Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 22, 2015)

4.4	Energous Corporation 2015 Performance Share Unit Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 22, 2015)

4.5	Amendment No. 1 to Energous Corporation 2015 Performance Share Unit Plan, filed herewith (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on May 22, 2015)

4.5	Form of Restricted Stock Unit Agreement, (incorporated by reference to Exhibit 4.3 the Registrant’s Registration Statement on Form S-8 (File No. 333-203152) filed on March 31, 2015)

5	Opinion of K&L Gates LLP, filed herewith

23.1	Consent of Independent Registered Public Accounting Firm, filed herewith

23.3	Consent of K&L Gates LLP (contained in Exhibit 5), filed herewith

24	Power of Attorney (see page 6)